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EXHIBIT 21

                                                     Jurisdiction or
Name                                             State of Incorporation
----                                             ----------------------
Citizens & Northern Bank (A)                     Pennsylvania
Canisteo Valley Corporation (A)                  New York
Bucktail Life Insurance Company (A)              Arizona
Citizens & Northern Investment Corporation (A)   Delaware
C&N Financial Services Corporation (B)           Pennsylvania
First State Bank (C)                             New York

(A)  Wholly-owned subsidiary of Citizens & Northern Corporation

(B)  Wholly-owned subsidiary of Citizens & Northern Bank

(C)  Wholly-owned subsidiary of Canisteo Valley Corporation


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